Exhibit 99.1

MAGNUM HUNTER RESOURCES
REPORTS THIRD QUARTER 2010
FINANCIAL RESULTS

FOR IMMEDIATE RELEASE - Houston – (Market Wire) – November 10, 2010 – Magnum Hunter Resources Corporation (NYSE Amex: “MHR” and “MHR-PC”) (“Magnum Hunter”, or the “Company") announced today financial results for the third quarter of 2010.

Financial Results for the Three Months Ended September 30, 2010

Magnum Hunter reported a net loss of $4.3 million, or ($0.06) per basic and diluted share outstanding for the third quarter of 2010, as compared to 2009’s third quarter net loss of $3.1 million, or ($0.08) per basic and diluted share outstanding.  Total revenues for the three months ended September 30, 2010 increased 317% to $9.6 million from $2.3 million for the three months ended September 30, 2009.

Adjusting for non-recurring and non-cash charges, Magnum Hunter’s third quarter 2010 net loss was approximately $1.5 million or ($0.02) per basic and diluted common share. The Company’s third quarter 2010 net loss included the following non-recurring and non-cash charges: (i) non-cash general and administrative charges associated with employee compensation for a total of $1.8 million; (ii) non-recurring general and administrative charges of $0.3 million; (iii) non-cash exploration expense of $0.3 million; and (iv) an unrealized loss on derivative contracts in the amount of $0.5 million.

Financial Results for the Nine Months Ended September 30, 2010

Magnum Hunter reported a net loss of $14.4 million, or ($0.23) per basic and diluted share outstanding for the first nine months of 2010, as compared to 2009’s first nine months net loss of $7.8 million, or ($0.21) per basic and diluted share outstanding.  Total revenues increased 302% to $27.3 million for the nine months ended September 30, 2010 compared to $6.8 million for the nine months ended September 30, 2009.

Adjusting for non-recurring and non-cash charges, Magnum Hunter’s net loss was $1.2 million for the first nine months of 2010, or ($0.02) per basic and diluted common share.  The Company’s net loss for the first nine months of 2010 included the following non-recurring and non-cash charges: (i) non-cash general and administrative charges associated with employee compensation for a total of $9.0 million; (ii) other non-recurring general and administrative charges of $2.0 million primarily related to the acquisition of Triad Energy; (iii) exploration and field operating expenses of $1.0 million; and (iv) an unrealized loss on derivative contracts in the amount of $1.1 million.

Capital Expenditures and Liquidity

Magnum Hunter’s liquidity position continues to improve through the expansion of our senior secured commercial bank facility; the continued sale of our 10.25% Series C Perpetual Preferred Stock (non-convertible into common) and our increasing cash flow from operations.  The Company has recently received shareholder authorization to issue up to 4,000,000 Series C Perpetual Preferred Shares, up from 1,581,117 outstanding at November 9, 2010.  The Company has a borrowing base of $65 million (adjusted from $75 million upon the recent closing of the Cinco Terry divestiture) with $47 million outstanding as of November 10, 2010.  The Company continues to fund its expanded capital program and has liquidity of approximately $22 million as of November 10, 2010.  The Company believes it has adequate resources to meet its expenditures under its capital budget for fiscal year 2010.  The Company has significantly strengthened its capital structure as net debt/capitalization ratio declined to 34% as of September 30, 2010.

Management Comments

Mr. Ronald D. Ormand, Executive Vice President and Chief Financial Officer of Magnum Hunter Resources Corporation, commented, "This was an eventful quarter for our Company with significant development on multiple strategic initiatives, including: (i) the continued integration of the Triad Energy assets into our organization; (ii) the acceleration of our drilling program in the Eagle Ford Shale and Marcellus Shale areas; (iii) significant progress on the construction and financing of the Eureka Hunter Pipeline located in West Virginia; and, (iv) the divestiture of our Cinco Terry conventional natural gas property located in west Texas.  We expect production from our drilling programs to commence in a meaningful way during the fourth quarter of 2010 and have substantially strengthened and simplified our capital structure in order to be in a position to capitalize on future growth opportunities.  We also continue to evaluate a number of joint venture and acquisition opportunities considered “bolt on” transactions within our core areas of existing operations.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States. The Company is presently active in three of the “big five” emerging shale plays in the United States.

For more information, please view our website at www.magnumhunterresources.com

MAGNUM HUNTER RESOURCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
REVENUE:
Oil and gas sales	$8,281,723	$2,320,514	$23,920,482	$6,566,441
Field operations and other	1,341,715	-	3,330,013	200,000
Total revenue	9,623,438	2,320,514	27,250,495	6,766,441

EXPENSES:
Lease operating expenses	2,897,910	1,288,850	8,153,941	3,806,617
Severance taxes and marketing	820,511	-	2,167,359	-
Exploration	250,534	278,689	1,075,643	392,365
Field operations	1,300,192	-	3,143,255	-
Impairment of oil & gas properties	19,991	-	19,991	-
Depreciation, depletion and accretion	2,289,425	993,380	7,138,488	3,100,242
General and administrative	4,633,767	2,329,401	17,903,244	4,521,076
Total expenses	12,212,330	4,890,320	39,601,921	11,820,300

LOSS FROM OPERATIONS	(2,588,892)	(2,569,806)	(12,351,426)	(5,053,859)

OTHER INCOME AND (EXPENSE):
Interest income	50,351	72	54,578	924
Interest expense	(1,096,545)	(688,469)	(3,016,429)	(1,866,655)
Gain (Loss) on derivative contracts	(61,552)	190,637	2,347,808	(1,027,467)

Net loss	(3,696,638)	(3,067,566)	(12,965,469)	(7,947,057)

Net (income) loss attributable to non-controlling interest	(25,888)	15,344	(91,223)	129,976

Net loss attributable to Magnum Hunter Resources Corporation	(3,722,526)	(3,052,222)	(13,056,692)	(7,817,081)

Dividend on Preferred Stock	(601,131)	-	(1,309,527)	-

Net loss attributable to common shareholders	$(4,323,657)	$(3,052,222)	$(14,366,219)	$(7,817,081)

Loss per common share
Basic and diluted	$(0.06)	$(0.08)	$(0.23)	$(0.21)

Weighted average number of common shares outstanding
Basic and diluted	67,996,180	37,012,912	62,010,895	36,863,881

MAGNUM HUNTER RESOURCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009

Cash flows from operating activities
Net loss attributable to Magnum Hunter Resources Corporation	$(13,056,691)	$(7,947,057)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-controlling Interest	91,223	-
Depletion, depreciation, and accretion	7,138,488	3,100,242
Amortization of deferred financing costs included in interest expense	861,086	310,136
Dry hole cost	-	282,056
Share based compensation	5,151,351	1,762,176
Unrealized (gain) loss on derivative contracts	1,181,057	3,513,709
Gain on sale of assets	(46,784)	-
Asset impairment	19,991	-
Changes in operating assets and liabilities:
Accounts receivable	1,157,016	(216,497)
Inventory	69,624	-
Prepaid expenses	(501,569)	(76,509)
Accounts payable	(1,574,837)	249,403
Revenue payable	137,606	212,911
Accrued liabilities	3,018,315	62,746
Net cash provided by operating activities	3,645,876	1,253,316

Cash flows from investing activities
Capital expenditures	(28,122,799)	(10,753,268)
Advances	1,432,613	-
Cash received in purchase of Sharon Resources, Inc.	-	235,023
Cash paid in acquisition of Triad, net of cash acquired of $3,710,000	(59,500,299)	-
Proceeds from sale of assets	49,670	-
Deposits	(979,858)	-
Net cash used in investing activities	(87,120,673)	(10,518,245)

Cash flows from financing activities
Proceeds from sale of common stock	24,422,951	-
Issue Series C Cumulative Perpetual Preferred Stock shares, net of costs	22,878,851	-
Proceeds from exercise of warrants	13,790,459	-
Cash paid upon conversion of Series B Preferred Stock	(11,250,000)	-
Loan KSOP shares	(542,366)	-
Options exercised	8,775	-
Options surrendered for cash	(115,500)	-
Preferred stock dividend paid	(1,335,181)	-
Proceeds from revolving credit borrowings	72,000,000	5,500,000
Principal payment on revolving credit	(35,000,000)	-
Proceeds from loan	580,459	217,336
Principal payment on loan	(778,547)	(127,122)
Payment on payable on sale of partnership	-	(113,560)
Payment of deferred financing costs	(2,630,071)	-
Net cash provided by financing activities	82,029,830	5,476,654

Net increase (decrease) in cash and cash equivalents	(1,444,967)	(3,788,275)
Cash and cash equivalents, beginning of period	2,281,568	6,120,402

Cash and cash equivalents, end of period	$836,601	$2,332,127

MAGNUM HUNTER RESOURCES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$836,601	$2,281,568
Accounts receivable	7,002,332	3,236,043
Derivative assets	1,433,235	94,113
Prepaids and other current assets	573,657	1,261,534
Total current assets	9,845,825	6,873,258

PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting
Unproved	48,169,404	11,887,483
Proved properties	104,232,733	43,995,567
Equipment and other fixed assets	15,065,160	1,655,582
Total property and equipment, net	167,467,297	57,538,632

OTHERS ASSETS:
Derivative and other assets	2,130,086	1,159,405
Deferred financing costs, net of amortization of $861,086 and $35,831 respectively	2,781,741	1,012,756
Total assets	$182,224,949	$66,584,051

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,105,988	$4,852,221
Accrued liabilities	4,269,193	885,622
Revenue payable	2,408,129	342,585
Dividend payable	-	25,654
Current portion of notes payable	568,562	44,157
Derivative liability	-	69,136
Total current liabilities	24,351,872	6,219,375

Payable on sale of partnership	640,695	640,695
Notes payable, less current portion	52,689,323	13,000,000
Asset retirement obligation	4,634,858	2,032,306
Total liabilities	82,316,748	21,892,376

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK:
Series C Cumulative Perpetual Preferred Stock, cumulative dividend rate 10.25% per annum, 4,000,000 authorized, 1,153,741 and 214,950 issued & outstanding as of September 30, 2010 and December 31, 2009, respectively, with liquidation preference of $25.00 per share	28,843,525	5,373,750

SHAREHOLDERS’ EQUITY:
Preferred stock, 9,250,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized, 68,885,661 and 50,591,610 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	688,857	505,916
Additional paid in capital	118,317,477	71,936,306
Accumulated deficit	(47,501,911)	(33,135,693)
Treasury Stock, previously deposit on Triad, at cost, 761,652 shares	(1,310,357)	(1,310,357)
Unearned common stock in KSOP, at cost, 137,900 shares	(542,366)	-
Total Magnum Hunter Resources Corporation shareholders' equity	70,194,066	37,996,172
Non-controlling interest	1,412,976	1,321,753
Total Equity	71,064,676	39,317,925
Total liabilities and shareholders' equity	$182,224,949	$66,584,051

Forward-looking Statements

This press release contains statements concerning Magnum Hunter Resources Corporation's expectations, beliefs, plans, intentions, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements and others contained in this presentation that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words "anticipate", "believe" ,"continue", "could", "estimate", "expect", "forecast", "goal", "intend", "may", "objective", "plan", "potential", "predict", "projection", "should", "will", or other similar words. Such forward-looking statements relate to, among other things: (1) the Company's proposed exploration and drilling operations on its various properties, (2) the expected production and revenue from its various properties, (3) the Company's proposed redirection as an operator of certain properties and (4) estimates regarding the reserve potential of its various properties. These statements are qualified by important factors that could cause the Company's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company's ability to finance the continued exploration, drilling and operation of its various properties, (2) positive confirmation of the reserves, production and operating expenses associated with its various properties, (3) the general risks associated with oil and gas exploration, development and operations, including those risks and factors described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the period ended December 31, 2009 filed on March 31, 2010, and the Company's Quarterly Reports on Form 10-Q for the quarters ending, March 31, 2010  and June 30, 2010, filed on, May 17, 2010 and August 12,2010, respectively. Magnum Hunter Resources Corporation cautions readers not to place undue reliance on any forward-looking statements. Magnum Hunter Resources Corporation does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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Contact:	M. Bradley Davis Senior Vice President of Capital Markets bdavis@magnumhunterresources.com (832) 203-4545